Exhibit 99.2

Supplemental Information

December 31, 2009

(Unaudited)

San Francisco, CA	San Diego, CA

Irvine, CA	Richmond, VA

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things the Company’s estimate of (i) yields, (ii) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (iii) rentable square feet for land held for future development. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions, including the possibility of a prolonged recession; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to sell its investments when desired and on profitable terms; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the Company’s ability to realize the benefits of its mezzanine and other loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information (1)

Board of Directors

Robert R. Fanning, Jr.	Harold M. Messmer, Jr.
Managing Director (Retired),	Chairman and Chief Executive Officer
The Huron Consulting Group	Robert Half International, Inc.

James F. Flaherty III	Peter L. Rhein
Chairman and Chief Executive Officer	Partner, Sarlot & Rhein
HCP, Inc.

Christine N. Garvey	Kenneth B. Roath
Former Global Head of Corporate	Chairman Emeritus, HCP, Inc.
Real Estate Services, Deutsche Bank AG

David B. Henry	Richard M. Rosenberg
Vice Chairman, President and Chief	Chairman and Chief Executive Officer
Executive Officer, Kimco Realty Corporation	(Retired), BankAmerica Corporation

Lauralee E. Martin	Joseph P. Sullivan
Chief Operating and Financial Officer	Chairman of the Board of Advisors
Jones Lang LaSalle Incorporated	RAND Health

Michael D. McKee
Chief Executive Officer and Vice Chairman
(Retired), The Irvine Company

Senior Management

James F. Flaherty III	Thomas D. Kirby
Chairman and	Executive Vice President
Chief Executive Officer	Acquisitions and Valuations

Paul F. Gallagher	Thomas M. Klaritch
Executive Vice President and	Executive Vice President
Chief Investment Officer	Medical Office Properties

Edward J. Henning	Timothy M. Schoen
Executive Vice President,	Executive Vice President
General Counsel, Chief Administrative	Life Science and Investment Management
Officer and Corporate Secretary

Thomas M. Herzog	Susan M. Tate
Executive Vice President and	Executive Vice President
Chief Financial Officer	Asset Management and Senior Housing

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Thomas M. Herzog, Executive Vice President and Chief Financial Officer at (562) 733-5309.

(1)    As of February 12, 2010.

1

Highlights

Dollars in thousands, except per share data
	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenues	$296,424	$294,946	$1,157,030	$1,153,188

NOI	212,804	211,685	841,674	823,275

Adjusted EBITDA	247,674	232,475	949,820	983,291

Net income applicable to common shares	26,397	34,650	109,069	425,368

FFO applicable to common shares	106,040	121,029	412,464	535,789

Diluted EPS	$0.09	$0.14	$0.40	$1.79

Diluted FFO per common share	$0.36	$0.48	$1.50	$2.24

Diluted FFO per common share, before giving effect to impairments, litigation provision and merger-related charges	$0.55	$0.54	$2.14	$2.37

FFO payout ratio, before giving effect to impairments, litigation provision and merger-related charges	84%	84%	86%	77%

Financial Leverage	43%	48%

Adjusted fixed charge coverage	2.7x	2.3x	2.6x	2.3x

	December 31,	December 31,
	2009	2008

Operating properties:

Senior housing	256	260

Life science	98	104

Medical office	251	251

Hospital	22	23

Skilled nursing	48	48

Total	675	686

Portfolio Income from Assets Under Management(1)	Assets Under Management: $13.8 billion(2)

(1)

Represents the NOI from real estate owned by HCP, the interest income from debt investments and HCP’s pro rata share of the NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for future development, for the year ended December 31, 2009.

(2)

Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for future development, at December 31, 2009.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
2

Consolidated Funds From Operations

Dollars in thousands, except per share data
	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008(1)	2009	2008(1)

Net income applicable to common shares	$26,397	$34,650	$109,069	$425,368
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	77,472	81,037	319,583	313,404
Discontinued operations	69	447	542	7,832
Gain on sales of real estate	(2,964)	(794)	(37,321)	(229,189)
Equity (income) loss from unconsolidated joint ventures	(1,518)	410	(3,511)	(3,326)
FFO from unconsolidated joint ventures	7,019	5,909	26,023	24,125
Noncontrolling interests’ and participating securities’ share in earnings	3,805	5,287	15,952	24,485
Noncontrolling interests’ and participating securities’ share in FFO	(4,240)	(5,917)	(17,873)	(26,910)
FFO applicable to common shares	$106,040	$121,029	$412,464	$535,789

Distributions on convertible units	$—	$1,819	$—	$12,974

Diluted FFO applicable to common shares	$106,040	$122,848	$412,464	$548,763

Basic FFO per common share	$0.36	$0.48	$1.50	$2.26

Diluted FFO per common share	$0.36	$0.48	$1.50	$2.24

Weighted average shares used to calculate diluted FFO per share	293,763	256,616	274,631	244,650

Dividends declared per common share	$0.460	$0.455	$1.84	$1.82

Impact of impairments, litigation provision and merger-related charges	$54,485	$15,150	$177,487	$31,748

Per common share impact of impairments, litigation provision and merger-related charges on diluted FFO	$0.19	$0.06	$0.64	$0.13

Diluted FFO per common share, before giving effect to impairments, litigation provision and merger-related charges	$0.55	$0.54	$2.14	$2.37

FFO payout ratio, before giving effect to impairments, litigation provision and merger-related charges	83.6%	84.3%	86.0%	76.8%

Consolidated selected supplemental cash flow information:
Impairments(2)	$54,485	$14,426	$75,514	$27,851
Litigation provision	—	—	101,973	—
Amortization of above and below market lease intangibles, net(3)	(2,123)	(2,420)	(14,780)	(8,440)
Stock-based compensation	3,320	3,128	14,388	13,765
Amortization of debt premiums, discounts and issuance costs, net	2,141	2,460	8,328	9,869
Straight-line rents	(7,937)	(10,818)	(46,688)	(39,463)
Interest accretion – DFLs	(2,074)	(2,204)	(8,057)	(8,554)
Increase in deferred revenues – tenant improvement related	3,137	1,646	13,315	14,240
Decrease in deferred revenues – additional rents (SAB 104)	(840)	(3,942)	(511)	(309)
Lease commissions and tenant and capital improvements	(13,381)	(15,257)	(40,702)	(59,991)

HCP’s share of selected supplemental cash flow information from unconsolidated joint ventures(4):
Amortization of above and below market lease intangibles, net	$30	$1,407	$1,424	$2,206
Amortization of debt premiums, discounts and issuance costs, net	105	106	405	451
Straight-line rents	(2,159)	(1,282)	(5,553)	(4,949)
Lease commissions and tenant and capital improvements	(830)	(1,492)	(2,474)	(2,795)

(1)

Presentation and certain computational changes have been made for the adoption of Accounting Standard Codification 260-10, Earnings Per Share - Overall (formerly FSP-EITF 03-6-1, Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities), to compute earnings per share and funds from operations per share under the two-class method.

(2)	In the three months and year ended December 31, 2008, included in other income, net, are impairments of $0.4 million related to two of the Company’s investments in unconsolidated joint ventures.
(3)

Year ended December 31, 2009 amortization of $14.8 million includes the net effect of the following: (i) income of $16.4 million related to net below market lease intangibles; (ii) operating expense of $0.4 million related to net below market ground lease intangibles; and (iii) a charge to revenues of $1.2 million related to lease incentives.

(4)	Includes Investment Management Platform and three other unconsolidated joint ventures.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
3

Capitalization

Dollars and shares in thousands, except price data
Total Debt
	December 31, 2009	December 31, 2008
Bank line of credit	$—	$150,000
Term loan	200,000	200,000
Bridge loan	—	320,000
Senior unsecured notes	3,521,325	3,523,513
Mortgage and other secured debt	1,834,935	1,641,734
Other debt	99,883	102,209
Consolidated debt	5,656,143	5,937,456
HCP’s share of unconsolidated debt(1)	341,389	346,470
Total debt	$5,997,532	$6,283,926

Total Market Capitalization
	December 31, 2009
	Shares/Units	Price	Value
Common stock	293,548	$30.54	$8,964,956
Convertible partnership units
2 for 1(2)	1,617	61.08	98,766
1 for 1(3)	2,650	30.54	80,931
	4,267		179,697
Preferred stock:
7.25% Series E (Callable at par after September 15, 2008)	4,000	23.08	92,320
7.10% Series F (Callable at par after December 3, 2008)	7,820	22.88	178,922
	11,820		271,242

Consolidated market equity			$9,415,895

Consolidated debt			5,656,143

Consolidated market capitalization			$15,072,038

HCP’s share of unconsolidated debt(1)			341,389

Total market capitalization			$15,413,427

Common Stock and Equivalents
		Weighted Average Shares
	Shares	Three Months Ended		Year Ended
	Outstanding	December 31, 2009		December 31, 2009
	December 31, 2009	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Common Stock	293,548	292,748	292,748	274,216	274,216
Dilutive securities:
Restricted stock and units	988	256	256	136	136
Options	279	759	759	279	279
Convertible partnership units	5,884	—	—	—	—
Total common and equivalents	300,699	293,763	293,763	274,631	274,631

Other Information
Trading Symbol		Senior Unsecured Debt Ratings
HCP	Common Stock	Moody’s	Baa3 (stable outlook)
HCP_pe	Series E Preferred Stock	Standard & Poor’s	BBB (stable outlook)
HCP_pf	Series F Preferred Stock	Fitch	BBB (positive outlook)

Stock Exchange Listing
NYSE

(1)	Reflects the Company’s pro rata share of amounts from the Investment Management Platform. Excludes unconsolidated joint ventures outside of the Investment Management Platform.
(2)

Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company's common stock at the time of conversion or, at the Company's election, two shares of the Company's common stock.

(3)

Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company's common stock at the time of conversion or, at the Company's election, one share of the Company's common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
4

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization)

December 31, 2009

	Bank Line of Credit	Term Loan	Senior Unsecured Notes	Rates(1)	Mortgage and Other Secured Debt(2)		Consolidated Debt	HCP’s Share of Unconsolidated Mortgage Debt(3)

						Rates(1)			Rates(1)	Total Debt
2010	$—	$—	$206,421	5.17%	$102,958	7.53%	$309,379	$5,546	—%	$314,925
2011	—	200,000	292,265	6.13	146,987	4.89	639,252	6,224	—	645,476
2012	—	—	250,000	6.67	63,776	5.43	313,776	13,560	4.85	327,336
2013	—	—	550,000	5.83	675,104	2.97	1,225,104	44,508	5.75	1,269,612
2014	—	—	87,000	4.87	177,435	5.86	264,435	4,364	—	268,799
2015	—	—	400,000	6.64	355,369	5.99	755,369	15,070	5.39	770,439
2016	—	—	400,000	6.43	250,142	6.17	650,142	50,975	5.84	701,117
2017	—	—	750,000	6.05	3,203	—	753,203	201,648	5.67	954,851
2018	—	—	600,000	6.85	3,389	—	603,389	—	—	603,389
2019	—	—	—	—	3,063	5.20	3,063	—	—	3,063
Thereafter	—	—	—	—	50,514	5.72	50,514	—	—	50,514
Subtotal	—	200,000	3,535,686		1,831,940		5,567,626	341,895		5,909,521
Other debt(4)	—	—	—		—		99,883	—		99,883
(Discounts) and premiums, net	—	—	(14,361)		2,995		(11,366)	(506)		(11,872)
Total debt	$—	$200,000	$3,521,325		$1,834,935		$5,656,143	$341,389		$5,997,532

Weighted average interest rate	N/A	2.70%	6.12%		5.08%		5.65%	5.70%		5.66%

Weighted average maturity in years	1.61	1.61	5.30		4.39		4.86	6.87		4.98

Ratios			Covenants
	December 31,		The following is a summary of the financial covenants under the revolving line of credit facility and term loan at
	2009	2008	December 31, 2009.
Consolidated Debt/Consolidated Gross Assets	42.8%	47.1%	Financial Covenants(6)	Line of Credit and Term Loan
Financial Leverage (Total Debt/Total Gross Assets)	43.4%	47.6%		Requirement	Actual Compliance
			Leverage Ratio	No greater than 60%	45%
Consolidated Secured Debt/Consolidated Gross Assets	13.9%	13.0%	Secured Debt Ratio	No greater than 30%	17%
Total Secured Debt/Total Gross Assets	15.8%	15.1%	Unsecured Leverage Ratio	No greater than 65%	43%
			Fixed Charge Coverage Ratio (12 months)	No less than 1.75x	2.4x
Fixed and variable rate ratios(5):
Fixed rate Total Debt	83.8%	85.8%
Variable rate Total Debt	16.2%	14.2%
	100.0%	100.0%

(1)	Senior unsecured notes and mortgage and other secured debt weighted-average effective rates relate to maturing amounts.
(2)	Mortgage debt attributable to non-controlling interests at December 31, 2009 was $16 million.
(3)

Includes pro-rata share of other debt that represents the Company’s Investment Management Platform. At December 31, 2009, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates.

(4)	$99.9 million of other debt that represents non-interest bearing Life Care Bonds and occupancy fee deposits at three of the Company’s senior housing facilities have no scheduled maturities.
(5)

$250 million of fixed-rate senior unsecured notes are presented as variable-rate debt as the interest payments under such debt has been swapped (pay float and receive fixed) and $60 million of variable-rate mortgages are presented as fixed-rate debt as the interest payments under such debt has been swapped (pay fixed and receive float).

(6)

The revolving line of credit facility and term loan have very similar terms, including financial covenants that are calculated based on the definitions contained within the agreements and may be different than similar terms in the Company’s Consolidated Financial Statements provided herein and as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
5

Investments and Dispositions

Dollars in thousands

Investments
	December 31, 2009
	Three Months	Year
Description	Ended	Ended

Acquisition of joint venture interests	$—	$14,250
Purchase of participation in HCR ManorCare’s first mortgage debt	—	590,536
Total fundings for development, tenant and capital improvements(1)	33,133	119,221

Total investments	$33,133	$724,007

Dispositions
			Property		Sales Price,
Description		Capacity	Count	Segment	Net of Costs
Location	Date
Three Months Ended December 31, 2009:
Dunwoody, Georgia	Various	127 units	2	Senior Housing	$11,746
Fairfield, California	December 31, 2009	46 units	1	Senior Housing	2,480
Fourth quarter property dispositions			3		14,226
Marketable securities sold	Various				37,457
Total					$51,683

Year Ended December 31, 2009:
Property dispositions	Various		14	Various	$72,272
Marketable security sold	Various				157,122
Total					$229,394

(1)

The quarter ended December 31, 2009, includes the following: (i) $16.0 million of development, (ii) $9.5 million of first generation tenant improvements, and (iii) $7.6 million of second generation tenant and capital improvements (excludes $5.8 million of lease commissions). The year ended December 31, 2009, includes the following: (i) $67.5 million of development, (ii) $25.2 million of first generation tenant improvements, and (iii) $26.5 million of second generation tenant and capital improvements (excludes $14.2 million of lease commissions). Investments for development include capitalized interest for the quarter and year ended December 31, 2009, of $6.9 million and $25.9 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
6

Development

As of December 31, 2009, dollars and square feet in thousands

Development Projects in Process

			Estimated/		Estimated
			Actual	Rent	Rentable		Estimated
			Completion	Commencement	Square	Investment	Total
Name of Project	Location	Segment	Date	Date	Feet	to Date(1)(3)	Investment

Development
Oyster Point II (A)	So. San Francisco, CA	Life science	4Q 2008	4Q 2008	122	$94,317	$96,183
Oyster Point II (B)	So. San Francisco, CA	Life science	4Q 2008	1Q 2009	129	99,474	101,922
Oyster Point II (C)	So. San Francisco, CA	Life science	4Q 2008	N/A	78	51,085	60,660
					329	244,876	258,765

	Percentage pre-leased				76%
Redevelopment
500/600 Saginaw	Redwood City, CA	Life science	1Q 2010	N/A	89	36,787	52,100
Modular Labs IV	So. San Francisco, CA	Life science	4Q 2010	N/A	97	26,202	55,948
Westridge	San Diego, CA	Life science	3Q 2011	N/A	53	10,199	22,999
Innovation Drive	San Diego, CA	MOB	3Q 2010	N/A	84	21,552	34,272
Folsom	Sacramento, CA	MOB	3Q 2010	N/A	92	25,386	31,605
Knoxville	Knoxville, TN	MOB	4Q 2010	N/A	38	5,536	7,969
					453	125,662	204,893

	Total				782	$370,538	$463,658

Land Held for Future Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	30	866
Carlsbad, CA	Life science	41	697
Poway, CA	Life science	72	1,261
Torrey Pines, CA	Life science	6	93
		149	2,917

Investment-to-date(2)(3)			$261,841

(1)	Includes $74 million in land, $73 million in buildings, $13 million in net intangible assets and $211 million in development costs and construction in progress.
(2)	Includes $221 million in land and $41 million in development costs and construction in progress.
(3)

Development costs and construction in progress of $273 million presented on the Company’s consolidated balance sheet at December 31, 2009, includes the following: (i) $211 million of costs for development projects in process; (ii) $41 million of costs for land held for future development; and (iii) $21 million for tenant and other facility related improvement projects.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
7

Owned Portfolio Summary

As of and for the year ended December 31, 2009, dollars and square feet in thousands, unless otherwise indicated

Portfolio Summary by Investment Product

Leased	Property			Average			Occupancy	EBITDAR		EBITDARM
Properties	Count	Investment(1)	NOI	Age (Years)	Capacity		%(2)	Amount	CFC	Amount	CFC
Senior housing	231	$4,081,157	$338,373	13	25,335	Units	86.5	$348,224	1.13 x	$421,024	1.36 x
Life science	94	2,822,709	207,694	16	6,083	Sq. Ft.	89.8	N/A	N/A	N/A	N/A
Medical office	184	2,137,140	176,663	18	12,812	Sq. Ft.	90.9	N/A	N/A	N/A	N/A
Hospital	18	673,248	81,398	23	2,510	Beds	57.0	306,883	4.44 x	340,872	4.93 x
Skilled nursing	48	255,084	37,546	24	5,628	Beds	85.4	57,122	1.56 x	77,111	2.11 x

	575	$9,969,338	$841,674	16

Secured			Interest						EBITDA	EBITDAM
Loans		Investment	Income						DSC	DSC
Senior housing		$7,013	$1,147						1.62 x		1.95 x
Hospital		35,308	3,001						4.02 x		4.68 x
Skilled nursing		617,907	21,601						13.97 x		17.16 x

		$660,228	$25,749

Mezzanine			Interest						EBITDA	EBITDAM
Loans		Investment	Income						DSC	DSC
Hospital		$251,122	$37,294						2.44 x		2.64 x
Skilled nursing		934,387	61,103						3.68 x		4.52 x

		$1,185,509	$98,397

Total		$11,815,075	$965,820

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended December 31, 2009
	Rental				NOI and
	Revenues	Operating		Interest	Interest	Adjusted
Segment	& DFL Income	Expenses	NOI(3)	Income(4)	Income	NOI
Senior housing	$86,444	$—	$86,444	$266	$86,710	$77,687
Life science	65,596	12,646	52,950	—	52,950	50,035
Medical office	75,680	32,062	43,618	—	43,618	42,573
Hospital	21,613	1,331	20,282	8,135	28,417	18,122
Skilled nursing	9,558	48	9,510	27,953	37,463	9,167
	$258,891	$46,087	$212,804	$36,354	$249,158	$197,584

	Year Ended December 31, 2009
	Rental				NOI and
	Revenues	Operating		Interest	Interest	Adjusted
Segment	& DFL Income	Expenses	NOI(3)	Income(4)	Income	NOI
Senior housing	$342,311	$3,938	$338,373	$1,147	$339,520	$298,886
Life science	254,979	47,285	207,694	—	207,694	190,982
Medical office	307,264	130,601	176,663	—	176,663	170,363
Hospital	85,271	3,873	81,398	40,295	121,693	70,902
Skilled nursing	37,747	201	37,546	82,704	120,250	36,630
	$1,027,572	$185,898	$841,674	$124,146	$965,820	$767,763

(1)	Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and debt investments.
(2)

For MOBs and life science facilities, occupancy percentages are presented as of the end of the period reported. For hospitals, skilled nursing facilities and senior housing facilities, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and one quarter in arrears from the period reported.

(3)	NOI attributable to non-controlling interests for the quarter and year ended December 31, 2009, was $1.3 million and $5.4 million, respectively.
(4)	Includes loan accretion for the quarter and year ended December 31, 2009, of $13.3 million and $31.0 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
8

Owned Portfolio Concentrations

As of and for the year ended December 31, 2009, dollars in thousands

Geographic Diversification(1)

	Total	Senior	Life	Medical		Skilled		% of
Investment by State	Properties	Housing	Science	Office	Hospital	Nursing	Total	Total

CA	131	$575,218	$2,732,414	$218,977	$128,508	$14,347	$3,669,464	37
TX	80	348,724	—	636,177	260,524	2,818	1,248,243	12
FL	50	480,777	—	144,594	62,450	—	687,821	7
CO	24	168,931	—	190,955	9,028	27,399	396,313	4
VA	21	279,059	—	40,409	—	63,100	382,568	4
WA	14	132,609	—	172,422	—	—	305,031	3
NJ	13	285,638	—	—	—	—	285,638	3
UT	33	27,800	90,295	131,936	—	4,935	254,966	2
MD	12	189,392	—	29,230	—	—	218,622	2
IL	12	191,503	—	12,415	—	—	203,918	2
Other	185	1,408,519	—	560,025	248,046	156,449	2,373,039	24
Total	575	$4,088,170	$2,822,709	$2,137,140	$708,556	$269,048	$10,025,623	100

Mezzanine and HCR ManorCare secured debt loan investments not allocated to geographic regions							$1,789,452

NOI and Interest	Total	Senior	Life	Medical		Skilled		% of
Income by State	Properties	Housing	Science	Office	Hospital	Nursing	Total	Total

CA	131	$46,990	$197,731	$11,102	$15,868	$2,161	$273,852	32
TX	80	34,845	—	47,520	27,544	409	110,318	13
FL	50	43,560	—	12,730	7,634	—	63,924	7
CO	24	12,058	—	15,311	1,347	3,020	31,736	4
VA	21	20,768	—	4,106	—	6,855	31,729	4
UT	33	1,606	9,963	13,022	—	689	25,280	3
WA	14	7,838	—	16,190	—	—	24,028	3
NJ	13	23,633	—	—	—	—	23,633	3
TN	23	2,740	—	15,039	—	3,412	21,191	3
MD	12	15,648	—	2,931	—	—	18,579	2
Other	174	129,834	—	38,712	32,006	22,650	223,202	26
Total	575	$339,520	$207,694	$176,663	$84,399	$39,196	$847,472	100

Mezzanine and HCR ManorCare secured debt loan interest income not allocated to geographic regions							$118,348

Operator/Tenant Diversification

	Primary	Annualized Revenues(2)
Company	Segment	Amount	%
Sunrise Senior Living	Senior housing	$111,002	12
Brookdale	Senior housing	60,725	7
HCR ManorCare	Skilled nursing	54,264	6
HCA	Hospital	52,772	6
Emeritus Corporation	Senior housing	46,712	5
Genentech	Life science	35,032	4
Amgen	Life science	25,927	3
Aegis Senior Living	Senior housing	20,189	2
Tenet Healthcare Corporation	Hospital	18,991	2
Cirrus	Hospital	16,604	2
Other		471,249	51
		$913,467	100

(1)

Owned portfolio geographic concentration includes investments, NOI and interest income from investments in our leased properties and certain secured loans and excludes mezzanine loans and other investments in HCR ManorCare as the investment and interest income associated with those assets cannot be allocated to a particular geographic region.

(2)

The most recent monthly base rent, income from direct financing leases and/or interest income annualized for twelve months. For additional details regarding “annualized revenues,” see reporting definitions.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
9

Owned Same Property Operating Lease Portfolio

As of December 31, 2009, dollars and square feet in thousands

		Senior	Life	Medical		Skilled
	Total	Housing(1)	Science	Office	Hospital	Nursing

Property count	540	200	91	183	18	48
Investment	$9,177,235	$3,469,163	$2,660,643	$2,119,097	$673,248	$255,084
Percent of operating lease portfolio (by investment)	98.0%	99.7%	94.3%	99.2%	100.0%	100.0%
Capacity		22,093 Units	5,854 Sq. Ft.	12,694 Sq. Ft.	2,510 Beds	5,628 Beds

Year-Over-Year Three-Month SPP

Occupancy(2):
December 31, 2009		85.5%		89.4%		91.1%	54.3%		85.2%
December 31, 2008		88.1%		90.6%		90.7%	56.2%		86.4%
% change		(2.6%	)	(1.2%	)	0.4%	(1.9%)		(1.2%	)

NOI % change	2.1%	(2.0%	)	7.1%		4.5%	(1.3%	)	7.4%

Adjusted NOI:
December 31, 2009	$186,226	$67,451		$47,895		$43,592	$18,117		$9,171
December 31, 2008	$182,043	$71,800		$40,064		$41,194	$20,225		$8,760
Adjusted NOI % change	2.3%	(6.1%	)	19.5%		5.8%	(10.4%	)	4.7%

Sequential Three-Month SPP

Occupancy(2):
December 31, 2009		85.5%		89.4%		91.1%		54.3%		85.2%
September 30, 2009		85.8%		90.8%		90.9%		57.5%		85.2%
% change		(0.3%	)	(1.4%	)	0.2%		(3.2%	)	0.0%

NOI % change	3.5%	8.8%		3.9%		(1.3%	)	(1.6%	)	(2.6%	)

Adjusted NOI:
December 31, 2009	$186,226	$67,451		$47,895		$43,592		$18,117		$9,171
September 30, 2009	$177,820	$61,628		$45,366		$43,760		$17,650		$9,416
Adjusted NOI % change	4.7%	9.4%		5.6%		(0.4%	)	2.6%		(2.6%	)

Year-Over-Year SPP

NOI % change	2.7%	3.3%		0.8%	5.0%	(0.2%	)	5.0%

Adjusted NOI:
December 31, 2009	$719,780	$254,974		$182,148	$175,107	$70,902		$36,649
December 31, 2008	$697,146	$263,447		$152,663	$165,491	$80,206		$35,339
Adjusted NOI % change	3.2%	(3.2%	)	19.3%	5.8%	(11.6%	)	3.7%

(1)	Excludes 30 properties which are classified as direct financing leases.
(2)

Occupancy percentages for senior housing, hospital and skilled nursing are calculated based on the average three month occupancy one quarter in arrears from the period presented. Occupancy percentages for life science and medical office are as of the end of the period presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
10

Owned Portfolio Lease Expirations and Debt Investment Maturities

At December 31, 2009, dollars and square feet in thousands

	Expiration Year(1)
Segment	Total	2010(2)	2011	2012	2013	2014	2015	2016	2017	2018	2019	Thereafter

Lease Expirations

Senior housing:
Properties	231	4	3	4	6	8	2	24	26	49	12	93
Annualized revenues	$301,912	$664	$785	$1,075	$18,278	$12,150	$3,174	$27,079	$31,675	$85,895	$13,939	$107,198

Life science:
Square feet	5,464	306	417	194	387	408	571	263	733	411	—	1,774
Annualized revenues	$191,183	$7,085	$13,254	$4,668	$11,355	$8,504	$17,912	$7,988	$24,273	$23,492	$—	$72,652

Medical office:
Square feet	11,651	2,325	1,424	1,640	1,258	1,290	664	540	509	710	583	708
Annualized revenues	$236,851	$49,429	$31,502	$33,796	$23,435	$29,315	$13,525	$10,397	$11,371	$13,418	$12,061	$8,602

Hospital:
Properties	18	1	—	—	1	3	—	—	2	—	4	7
Annualized revenues	$60,096	$2,973	$—	$—	$2,424	$16,018	$—	$—	$4,480	$—	$5,911	$28,290

Skilled nursing:
Properties	48	—	1	—	10	12	5	5	9	4	1	1
Annualized revenues	$36,894	$—	$292	$—	$7,090	$8,118	$3,261	$4,898	$8,072	$2,664	$1,314	$1,185

Total annualized revenues	$826,936	$60,151	$45,833	$39,539	$62,582	$74,105	$37,872	$50,362	$79,871	$125,469	$33,225	$217,927

Debt Investment Maturities

Senior housing:
Annualized revenues	$471	$166	$305	$—	$—	$—	$—	$—	$—	$—	$—	$—

Hospital:
Annualized revenues	$30,183	$11,777	$—	$—	$—	$—	$—	$16,556	$1,850	$—	$—	$—

Skilled nursing:
Annualized revenues	$55,877	$1,433	$—	$—	$54,264	$180	$—	$—	$—	$—	$—	$—

Total annualized revenues	$86,531	$13,376	$305	$—	$54,264	$180	$—	$16,556	$1,850	$—	$—	$—

(1)

The most recent monthly base rent, income from direct financing leases and/or interest income annualized for twelve months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)	Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
11

Owned Senior Housing Portfolio

As of and for the year ended December 31, 2009, dollars in thousands
Investments
Operating	Property			Average			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	Occupancy %	Amount	CFC	Amount	CFC
Assisted living	164	$2,261,440	$178,997	12	14,088	85.5	$187,648	1.12 x	$228,473	1.37 x
Independent living	29	708,952	60,964	16	4,880	86.0	62,362	1.03 x	71,661	1.18 x
CCRCs	8	510,688	46,926	21	3,226	90.9	56,316	1.32 x	67,598	1.58 x
	201	$3,481,080	$286,887	13	22,194	86.4	$306,326	1.13 x	$367,732	1.36 x

Direct Financing	Property			Average			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	Occupancy %	Amount	CFC	Amount	CFC
Assisted living	27	$598,313	$48,372	12	3,141	86.9	$41,898	1.09 x	$53,292	1.39 x
CCRCs(1)	3	1,764	3,114
	30	$600,077	$51,486	12

Leased Properties	231	$4,081,157	$338,373		25,335	86.5	$348,224	1.13 x	$421,024	1.36 x

			Interest				EBITDA		EBITDAM
Secured Loans		Investment	Income				Amount	DSC	Amount	DSC
Assisted living		$3,517	$518				$191	2.18 x	$241	2.76 x
Independent living		2,896	310				668	1.51 x	788	1.79 x
CCRC(2)		600	319				—		—	— x
		$7,013	$1,147				$859	1.62 x	$1,029	1.95 x

Total		$4,088,170	$339,520

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDA(R)	EBITDA(R)M
Operator	Count	% Pooled	Amount	%	Amount	%	Units	%	CFC/DSC	CFC/DSC
Sunrise Senior Living(4)	75	99	$1,762,228	43	$121,955	36	8,808	87.6	1.13 x	1.42 x
Brookdale	24	92	675,804	17	68,844	20	4,815	89.6	1.32 x	1.55 x
Emeritus Corporation	36	89	534,364	13	55,879	16	3,740	87.7	1.21 x	1.43 x
Aegis Senior Living	12	83	258,008	6	22,790	7	965	87.6	1.00 x	1.16 x
Harbor Retirement Associates	13	92	191,014	5	13,457	4	1,260	76.0	0.99 x	1.27 x
Capital Senior Living	15	73	176,517	4	15,001	4	1,530	80.0	1.03 x	1.17 x
Horizon Bay Senior Communities	11	91	157,203	4	11,242	3	1,278	94.0	1.49 x	1.72 x
Other	45	62	333,032	8	30,352	10	2,939	75.7	0.87 x	1.06 x
	231	86	$4,088,170	100	$339,520	100	25,335	86.4	1.13 x	1.36 x

(1)	Represents ground leases on CCRCs.
(2)	Represents a secured construction loan on one CCRC included in the DFL portfolio.
(3)	Property count and units are presented for leased properties, excluding secured loans. Occupancy percentages are presented in the aggregate for leased properties and secured loans.
(4)	Sunrise Senior Living percentage pooled consists of 75 assets under 11 separate pools.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
12

Owned Senior Housing Portfolio

Dollars in thousands

Portfolio Trends
	Same Property Operating Lease Portfolio					Total Portfolio
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended
	12/31/09	09/30/09	12/31/08	12/31/09	12/31/08	12/31/09	09/30/09(1)	12/31/08(1)

Property count	200	200	200	200	200	231	233	235
Investment	$3,469,163	$3,466,693	$3,468,771	$3,469,163	$3,468,771	$4,088,170	$4,113,923	$4,145,965
Units	22,093	22,073	22,097	22,093	22,097	25,335	25,457	25,599
3-Month Occupancy %(2)	85.5	85.8	88.1	85.5	88.1	85.5	85.7	88.4
12-Month Occupancy %(2)	86.4	87.1	89.1	86.4	89.1	86.4	87.1	89.3
EBITDA(R)(3)	$305,151	$307,076	$311,311	$305,151	$311,311	$349,083	$353,150	$357,874
EBITDA(R) CFC/DSC(3)	1.13 x	1.15 x	1.18 x	1.13 x	1.18 x	1.13 x	1.16 x	1.17 x
EBITDA(R)M(3)	$366,384	$368,268	$372,568	$366,384	$372,568	$422,053	$426,335	$433,954
EBITDA(R)M CFC/DSC(3)	1.36 x	1.38 x	1.41 x	1.36 x	1.41 x	1.36 x	1.40 x	1.42 x
NOI:
Rental and related revenues	$73,945	$68,057	$78,514	$289,646	$287,539
Operating expenses(4)	136	9	(2,923)	(3,442)	(10,468)
	$74,081	$68,066	$75,591	$286,204	$277,071
Adjusted NOI:
Straight-line rents	(5,838)	(5,689)	(3,757)	(23,003)	(13,680)
Above (below) market lease intangibles, net	(792)	(749)	(34)	(8,227)	56
	$67,451	$61,628	$71,800	$254,974	$263,447

(1)	Amounts reflected conform to current presentation, without giving effect to discontinued operations.
(2)	Occupancy percentages are one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties and secured loans.
(3)	EBITDA(R) and EBITDA(R)M amounts and coverages are based on the trailing twelve-month period presented and are one quarter in arrears from the period presented.
(4)	Excludes certain non-property specific operating expenses allocated to each segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
13

Owned Life Science Portfolio

As of and for the year ended December 31, 2009, unless otherwise indicated, dollars and square feet in thousands

Investments	Property			Average	Square
Leased Properties	Count	Investment	NOI(1)	Age (Years)	Feet	Occupancy %(2)
San Francisco	70	$2,243,621	$162,240	16	4,171	89.1
San Diego	15	488,793	35,492	18	1,328	89.7
Utah	9	90,295	9,962	10	584	95.1
	94	$2,822,709	$207,694	16	6,083	89.8

Tenant Concentration	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Genentech	$35,032	18	794	15
Amgen	25,927	14	433	8
Takeda	15,939	8	324	6
Rigel Pharmaceuticals	14,438	8	147	3
Exelixis, Inc.	12,502	7	295	5
ARUP	5,088	3	324	6
Alexza Pharmaceuticals, Inc.	4,916	3	107	2
Sequenom	4,713	2	83	2
Myriad Genetics	4,500	2	225	4
NuVasive, Inc.	4,362	2	145	3
Other	63,766	33	2,587	46
	$191,183	100	5,464	100

Portfolio Trends
	Same Property Operating Lease Portfolio					Total Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	12/31/09	09/30/09	12/31/08	12/31/09	12/31/08	12/31/09	09/30/09(3)	12/31/08(3)

Property count	91	91	91	91	91	94	94	96
Investment	$2,660,643	$2,654,071	$2,639,089	$2,660,643	$2,639,089	$2,822,709	$2,815,660	$2,810,577
Square feet	5,854	5,854	5,843	5,854	5,843	6,083	6,083	6,126
Occupancy %(2)	89.4	90.8	90.6	89.4	90.6	89.8	91.1	91.1
NOI:
Rental and related revenues	$51,485	$49,578	$48,991	$198,902	$199,777
Tenant recoveries	9,788	9,305	8,476	38,884	33,221
Operating expenses(4)	(11,295)	(10,773)	(10,806)	(42,813)	(39,520)
	$49,978	$48,110	$46,661	$194,973	$193,478
Adjusted NOI:
Straight-line rents	943	(3,211)	(5,452)	(8,754)	(19,012)
Below market lease intangibles, net	3	467	(1,145)	(1,042)	(3,753)
Lease termination fees	(3,029)	—	—	(3,029)	(18,050)
	$47,895	$45,366	$40,064	$182,148	$152,663

(1)

Excludes $3.9 million of rent, $3.4 million from San Francisco and $0.5 million from San Diego, collected on leases where the respective tenant improvement build outs are not complete (deferred rent). These leases are included in occupied square feet and annualized revenues when determining occupancy and tenant concentration.

(2)	Occupancy percentages are presented as of the end of the period reported.
(3)	Amounts reflected conform to current presentation, without giving effect to discontinued operations.
(4)	Excludes certain non-property specific operating expenses allocated to each segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
14

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Utah
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2010(1)	306	6	$7,085	4	150	$4,189	149	$2,805	7	$91
2011	417	8	13,254	7	365	11,656	52	1,598	—	—
2012	194	4	4,668	2	120	3,164	74	1,504	—	—
Thereafter	4,547	82	166,176	87	3,082	130,845	917	25,744	548	9,587
	5,464	100	$191,183	100	3,717	$149,854	1,192	$31,651	555	$9,678

Leasing Activity	Leased	Annualized	%	Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2008	5,579	$33.79
Expirations	(159)	20.43
Renewals, amendments and extensions	126	16.68	(7.2)	$—	$2.54	109	79.7
New leases and expansions	87	33.70		68.95	12.28	79
Terminations	(34)	13.92

Leased Square Feet as of March 31, 2009	5,599	$34.80
Expirations	(317)	28.44
Renewals, amendments and extensions	310	24.56	(13.6)	1.96	6.70	54	91.9
New leases and expansions	39	17.70		—	—	2
Terminations	(42)	18.91

Leased Square Feet as of June 30, 2009	5,589	$35.28
Redevelopments	(54)	15.92
Expirations	(75)	22.10
Renewals, amendments and extensions	48	22.94	18.4	—	5.46	45	88.0
New leases and expansions	78	19.75		71.03	0.33	73
Terminations	(41)	38.19

Leased Square Feet as of September 30, 2009	5,545	$35.62

Expirations	(57)	10.01
Renewals, amendments and extensions	57	16.91	69.0	4.37	4.79	41	89.2
New leases and expansions	37	35.09		16.07	4.50	22
Terminations	(118)	38.89

Leased Square Feet as of December 31, 2009	5,464	$34.99

(1)	Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
15

Owned Medical Office Portfolio

As of and for the year ended December 31, 2009, dollars and square feet in thousands
Investments
	Property			Average
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %
On-Campus	141	$1,727,527	$140,089	18	10,695	90.9
Off-Campus	43	409,613	36,574	17	2,117	90.9
	184	$2,137,140	$176,663	18	12,812	90.9

Portfolio Trends
	Same Property Operating Lease Portfolio					Total Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	12/31/09	09/30/09	12/31/08	12/31/09	12/31/08	12/31/09	09/30/09(1)	12/31/08(1)

Property count	183	183	183	183	183	184	184	188
Investment	$2,119,097	$2,109,447	$2,093,822	$2,119,097	$2,093,822	$2,137,140	$2,127,477	$2,125,280
Square feet	12,694	12,697	12,688	12,694	12,688	12,812	12,815	12,952
Occupancy %(2)	91.1	90.9	90.7	91.1	90.7	90.9	90.7	90.3
NOI:
Rental and related revenues	$63,702	$65,065	$62,824	$258,460	$252,170
Tenant recoveries	11,417	12,197	11,526	46,337	45,898
Operating expenses(3)	(30,497)	(32,049)	(31,666)	(123,481)	(125,408)
	$44,622	$45,213	$42,684	$181,316	$172,660
Adjusted NOI:
Straight-line rents	(195)	(443)	(778)	(2,027)	(4,254)
Below market lease intangibles, net	(785)	(846)	(712)	(3,193)	(2,875)
Lease terminations	(50)	(164)	—	(989)	(40)
	$43,592	$43,760	$41,194	$175,107	$165,491

(1)	Amounts reflected conform to current presentation, without giving effect to discontinued operations.
(2)	Occupancy percentages are presented as of the end of the period reported.
(3)	Excludes certain non-property specific operating expenses allocated to each segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
16

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity	Leased	Annualized	%	Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2008	11,699	$20.86
Dispositions	(36)	24.90
Expirations	(468)	21.02
Renewals, amendments and extensions	369	19.77	1.2	$7.70	$1.73	38	78.7
New leases	162	19.19		20.64	3.42	49
Terminations	(35)	21.37

Leased Square Feet as of March 31, 2009	11,691	$20.99
Dispositions	(38)	14.77
Expirations	(686)	18.74
Renewals, amendments and extensions	542	18.84	15.6	2.62	0.89	35	78.8
New leases	268	17.96		10.84	1.76	53
Terminations	(89)	19.37

Leased Square Feet as of June 30, 2009	11,688	$21.21
Dispositions	(62)	19.07
Expirations	(288)	21.88
Renewals, amendments and extensions	227	21.96	1.3	3.34	1.04	34	78.8
New leases	126	19.59		18.51	4.56	63
Terminations	(63)	22.25

Leased Square Feet as of September 30, 2009	11,628	$21.27

Expirations	(418)	24.43
Renewals, amendments and extensions	303	23.23	1.6	7.12	2.51	48	77.4
New leases	170	20.37		24.53	6.33	60
Terminations	(32)	20.94

Leased Square Feet as of December 31, 2009	11,651	$21.32

See Reporting Definitions and Reconciliations of Non-GAAP Measures
17

Owned Hospital Portfolio

As of and for the year ended December 31, 2009, dollars in thousands, unless otherwise indicated
Investments
Leased	Property			Average			EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	Occupancy %(1)	Amount	CFC	Amount	CFC
Acute care	6	$478,927	$59,462	32	1,742	56.6	$243,392	5.01 x	$267,586	5.50 x
Rehab	7	95,427	8,444	19	487	60.5	25,347	2.96 x	28,665	3.35 x
Specialty	2	63,689	5,474	26	37	N/A	25,967	5.13 x	28,796	5.69 x
LTACH	3	35,205	8,018	16	244	52.9	12,177	1.77 x	15,825	2.29 x
	18	$673,248	$81,398	23	2,510	57.0	$306,883	4.44 x	$340,872	4.93 x

Secured			Interest				EBITDA(1)		EBITDAM(1)
Loans		Investment	Income				Amount	DSC	Amount	DSC
Acute care		$35,308	$3,001				$12,069	4.02 x	$14,034	4.68 x

Mezzanine			Interest				EBITDA		EBITDAM
Loans		Investment	Income				Amount	DSC	Amount	DSC
Acute care		$152,448	$23,023				$45,678	2.70 x	$50,739	3.00 x
Specialty		98,674	14,271				18,381	1.98 x	18,381	1.98 x
		$251,122	$37,294				$64,059	2.44 x	$69,120	2.64 x

Total		$959,678	$121,693

Operator Concentration(2)
					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
HCA(3)	1	—	$318,943	33	$43,065	35	645
Tenet Healthcare Corp	4	—	223,633	23	26,888	22	921
Cirrus Health	2	—	142,012	15	17,895	15	37
HealthSouth	5	80	55,981	6	8,566	7	372
Other	6	50	219,109	23	25,279	21	535
	18	39	$ 959,678	100	$121,693	100	2,510

(1)	Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.
(2)	Property count and beds are presented for leased properties, excludes secured and mezzanine loans.
(3)	Investment amount includes $167 million related to leased properties and $152 million related to market securities.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
18

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends
	Same Property Operating Lease Portfolio					Total Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	12/31/09	09/30/09	12/31/08	12/31/09	12/31/08	12/31/09	09/30/09(1)	12/31/08

Property count	18	18	18	18	18	18	18	20
Investment	$673,248	$673,109	$672,760	$673,248	$672,760	$959,678	$975,967	$1,088,506
Beds	2,510	2,510	2,463	2,510	2,463	2,510	2,510	2,620
3-Month Occupancy %(2)	54.3	57.5	56.2	54.3	56.2
12-Month Occupancy %(2)	57.0	57.6	60.9	57.0	60.9
EBITDAR(3)	$306,883	$304,597	$288,699	$306,883	$288,699
EBITDAR CFC(3)	4.44 x	4.46 x	4.33 x	4.44 x	4.33 x
EBITDARM(3)	$340,872	$338,934	$323,257	$340,872	$323,257
EBITDARM CFC(3)	4.93 x	4.96 x	4.85 x	4.93 x	4.85 x
NOI:
Rental and related revenues	$21,614	$21,483	$21,238	$85,272	$84,835
Operating expenses(4)	(1,337)	(878)	(687)	(3,874)	(3,266)
	$20,277	$20,605	$20,551	$81,398	$81,569
Adjusted NOI:
Straight-line rents	(1,942)	(2,737)	(108)	(9,625)	(492)
Below market lease intangibles, net	(218)	(218)	(218)	(871)	(871)
	$18,117	$17,650	$20,225	$70,902	$80,206

(1)	Amounts reflected conform to current presentation, without giving effect to discontinued operations.
(2)	Occupancy percentages are one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties and secured loans.
(3)	EBITDAR and EBITDARM amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.
(4)	Excludes certain non-property specific operating expenses allocated to each segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
19

Owned Skilled Nursing Portfolio

As of and for the year ended December 31, 2009, dollars in thousands, unless otherwise indicated
Investments
Leased	Property			Average			EBITDAR		EBITDARM
Properties(1)	Count	Investment	NOI	Age (Years)	Beds	Occupancy %	Amount	CFC	Amount	CFC
Skilled nursing	48	$255,084	$37,546	24	5,628	85.4	$57,122	1.56 x	$77,111	2.11 x

Secured		Interest	EBITDA		EBITDAM
Loans	Investment	Income	Amount	DSC	Amount	DSC
HCR ManorCare(2)	$603,943	$19,951	$182,271	16.63 x	$223,902	20.43 x
Other	13,964	1,650	5,609	2.25 x	6,988	2.80 x
	$617,907	$21,601	$187,880	13.97 x	$230,890	17.16 x

Mezzanine		Interest	EBITDA		EBITDAM
Loans	Investment	Income	Amount	DSC	Amount	DSC
HCR ManorCare(3)	$934,387	$61,103	$159,224	3.68 x	$195,591	4.52 x

Total	$1,807,378	$120,250

Operator Concentration(4)
					NOI and
	Properties		Investment		Interest Income				EBITDA(R)	EBITDA(R)M
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	Occupancy %	CFC/DSC	CFC/DSC
HCR ManorCare	—	—	$1,538,330	85	$81,054	67	N/A	N/A	3.68 x	4.52 x
Formation Capital	9	100	63,100	4	6,855	6	934	94.2	2.09 x	2.61 x
Covenant Care	12	100	62,318	4	9,751	8	1,373	81.0	1.58 x	2.13 x
Kindred	9	100	38,117	2	8,140	7	1,288	86.4	1.24 x	1.88 x
Peak Medical Corp.	4	100	37,844	2	4,418	4	479	80.9	2.15 x	2.67 x
Trilogy Health Services	5	100	33,351	2	5,321	4	546	89.7	1.36 x	1.74 x
Other	9	56	34,318	1	4,711	4	1,008	84.3	1.23 x	1.87 x
	48	92	$1,807,378	100	$120,250	100	5,628	85.1

(1)	The Company’s skilled nursing leased properties have the following revenue mix: Private-pay (26%), Medicare (36%) and Medicaid (39%).
(2)

Represents the $720 million participation in first mortgage debt of HCR ManorCare with a carrying value of $604 million. This interest-only participation bears interest on the face amount at LIBOR plus 1.25% and represents 45% of the $1.6 billion most senior tranche of HCR ManorCare’s mortgage debt. The mortgage debt matures in January 2013 if the borrower meets certain performance conditions and exercises a one-year extension option. At August 3, 2009, the mortgage loan was secured by a first lien on 331 HCR ManorCare facilities located in 30 states.

(3)

Represents mezzanine loans having an aggregate face value of $1.0 billion and a carrying value of $934 million. These interest-only loans bear interest on their face amounts at LIBOR plus 4.0%. These loans mature in January 2013 and are mandatorily pre-payable in January 2012, unless the borrower satisfies certain performance conditions. At August 3, 2009, the loans were secured by an indirect pledge of equity ownership in 331 HCR ManorCare facilities located in 30 states and are subordinate to other debt of approximately $3.6 billion.

(4)

Property count and beds are presented for leased properties, excludes secured and mezzanine loans. Occupancy percentages are presented in the aggregate for leased properties and other secured loans, excluding the Company’s interest in HCR ManorCare.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
20

Owned Skilled Nursing Portfolio

Dollars in thousands, unless otherwise indicated

Portfolio Trends

	Same Property Operating Lease Portfolio					Total Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	12/31/09	09/30/09	12/31/08	12/31/09	12/31/08	12/31/09	09/30/09(1)	12/31/08(1)

Property count	48	48	48	48	48	48	48	48
Investment	$255,084	$255,084	$254,682	$255,084	$254,682	$1,807,378	$1,794,649	$1,172,212
Beds	5,628	5,628	5,658	5,628	5,658	5,628	5,628	6,123
3-Month Occupancy %(2)	85.2	85.2	86.4	85.2	86.4	84.9	85.2	86.3
12-Month Occupancy %(2)	85.4	85.7	86.3	85.4	86.3	85.1	85.5	86.0
EBITDAR(3)	$57,122	$57,445	$51,448	$57,122	$51,448
EBITDAR CFC(3)	1.56 x	1.59 x	1.46 x	1.56 x	1.46 x
EBITDARM(3)	$77,111	$77,252	$71,233	$77,111	$71,233
EBITDARM CFC(3)	2.11 x	2.13 x	2.02 x	2.11 x	2.02 x
NOI:
Rental and related revenues	$9,558	$9,800	$9,000	$37,747	$35,925
Operating expenses(4)	(44)	(36)	(141)	(182)	(133)
	$9,514	$9,764	$8,859	$37,565	$35,792
Adjusted NOI:
Straight-line rents	(343)	(348)	(99)	(916)	(506)
Above market lease intangibles, net	—	—	—	—	53
	$9,171	$9,416	$8,760	$36,649	$35,339

HCR Properties, LLC (HCR ManorCare “PropCo”) Information

Portfolio Summary(5)

			Non-
		Occupancy	Medicaid
Property Count	Beds	%	Revenue(6)	EBITDA(3)	EBITDAM(3)
331	41,496	88.3	72%	$587,798	$722,050

Debt Capital Structure (dollars in billions)

						12-Month
			12-Month	12-Month	3-Month	EBITDA DSC
		HCP	EBITDA	EBITDAM	EBITDA	at Interest-
	Total	Interest(7)	DSC	DSC	DSC	Rate Cap
First mortgage	$1.6	$0.7	16.63 x	20.43 x	23.88 x	6.87 x
Other mortgage	1.4	—
Mezzanine securities	1.6	1.0	3.68 x	4.52 x	4.57 x	1.93 x
	$4.6	$1.7	3.68 x	4.52 x	4.57 x	1.93 x

Interest-Rate Caps (dollars in billions)
			Maturity
Description	Notional	Strike Rate	Date	Index
Interest-rate cap	$2.5	3.00%	January 2012	1-month LIBOR
Interest-rate cap	2.1	5.25%	January 2012	1-month LIBOR

(1)	Amounts reflected conform to current presentation, without giving effect to discontinued operations.
(2)

Occupancy percentages are one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties and other secured loans, excluding the Company’s interest in HCR ManorCare.

(3)	EBITDA(R) and EBITDA(R)M amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.
(4)	Excludes certain non-property specific operating expenses allocated to each segment.
(5)

PropCo leases its properties to HCR III HealthCare, LLC (“OpCo”) under a 12-year triple net lease, which commenced in December 2007 and includes one 10-year extension option. Initial year base rent to OpCo is $379.5 million and escalates at 3% per annum.

(6)	Private-pay and Medicare revenues as a percentage of total revenues are 32% and 40%, respectively.
(7)	HCP’s participation interest in first mortgage is pari passu with the remaining first mortgage. HCP’s investments in mezzanine securities are junior to the remaining mezzanine securities.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
21

Investment Management Platform

As of and for the year ended December 31, 2009, dollars in thousands

						HCP’s
Unconsolidated		Date	HCP’s	Joint	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Investment(1)	Fee Income	(in years)

HCP Ventures II	Senior housing	January-07	35%	$1,099,376	$138,878	$2,789	Indefinite
HCP Ventures III	Medical office	October-06	30%(2)	141,684	10,823	437	10
HCP Ventures IV	Medical office	April-07	20%	659,458	40,037	2,082	10
HCP Life Science	Life science	August-07	50%-63%	81,057	64,076	4	97-98
				$1,981,575	$253,814	$5,312

Balance Sheets(3)
	December 31, 2009			December 31, 2008
	Senior Housing	MOB	Life Science	Senior Housing	MOB	Life Science
ASSETS
Real estate:
Buildings and improvements	$935,902	$661,227	$35,353	$935,211	$653,588	$43,124
Development costs and CIP	—	436	207	—	2,966	513
Land	108,907	67,820	8,271	108,907	67,776	8,271
Accumulated depreciation and amortization	(85,370)	(75,673)	(20,955)	(60,143)	(47,596)	(26,398)
Net real estate	959,439	653,810	22,876	983,975	676,734	25,510

Cash and cash equivalents and restricted cash	7,215	11,505	1,427	9,142	12,235	1,269
Other assets, net	51,872	18,801	2,045	39,733	17,371	3,145
Intangible assets, net	39,745	50,948	—	44,033	62,492	—
Total assets	$1,058,271	$735,064	$26,348	$1,076,883	$768,832	$29,924

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$659,476	$469,675	$12,968	$668,938	$470,178	$15,844
Intangible liabilities, net	1,069	14,326	—	1,176	16,388	—
Accounts payable, accrued liabilities and deferred revenue	5,920	14,739	903	7,662	15,797	1,093
Total liabilities	666,465	498,740	13,871	677,776	502,363	16,937
HCP’s capital	134,375	39,075	6,352	136,927	45,284	6,755
Partners’ capital	257,431	197,249	6,125	262,180	221,185	6,232
Total liabilities and members’ capital	$1,058,271	$735,064	$26,348	$1,076,883	$768,832	$29,924

(1)

The carrying value of investments in unconsolidated joint ventures is based on the amount we paid to purchase the joint venture interest, which is different from our capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)	The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.
(3)	Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the MOB columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures
22

Investment Management Platform

In thousands

Statements of Operations and Funds From Operations(1)
	Three Months Ended December 31, 2009			Three Months Ended December 31, 2008
	Senior Housing	MOB	Life Science	Senior Housing	MOB	Life Science
Revenues:
Rental and related revenues	$20,959	$17,311	$1,802	$20,839	$17,810	$2,354
Tenant recoveries	—	3,733	355	—	4,197	277
Total revenues	20,959	21,044	2,157	20,839	22,007	2,631

Costs and expenses:
Depreciation and amortization	6,946	9,463	546	7,030	9,438	2,361
Operating	—	7,529	365	24	8,429	319
General and administrative	923	1,024	23	1,254	1,066	5,063
Total costs and expenses	7,869	18,016	934	8,308	18,933	7,743

Other income (expense):
Other income, net	—	31	—	—	17	—
Interest expense	(9,720)	(6,990)	(240)	(9,860)	(7,001)	(291)
Net income (loss)	$3,370	$(3,931)	$983	$2,671	$(3,910)	$(5,403)

Depreciation and amortization of real estate and in-place lease intangibles	6,946	9,463	546	7,030	9,438	2,361
FFO	$10,316	$5,532	$1,529	$9,701	$5,528	$(3,042)

HCP’s pro rata share of FFO	$3,611	$1,247	$858	$3,395	$1,225	$(1,994)

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$728	$57	$—	$713	$124	$—
Amortization of debt premiums, discounts and issuance costs, net	171	189	8	171	189	8
Straight-line rents	(5,672)	(407)	(8)	(3,129)	(393)	(169)
Lease commissions and tenant and capital improvements	(557)	(2,432)	(237)	(2,819)	(2,545)	33

	Year Ended December 31, 2009			Year Ended December 31, 2008
	Senior Housing	MOB	Life Science	Senior Housing	MOB	Life Science
Revenues:
Rental and related revenues	$83,510	$70,663	$7,333	$83,421	$71,553	$8,518
Tenant recoveries	—	17,517	1,191	—	16,540	1,557
Total revenues	83,510	88,180	8,524	83,421	88,093	10,075

Costs and expenses:
Depreciation and amortization	28,038	38,034	3,787	28,454	32,538	4,069
Operating	7	33,596	1,527	28	33,543	1,719
General and administrative	4,682	4,288	139	5,571	4,200	5,114
Total costs and expenses	32,727	75,918	5,453	34,053	70,281	10,902

Other income (expense):
Other income, net	1	211	—	58	193	12
Interest expense	(38,778)	(27,734)	(1,032)	(39,489)	(27,927)	(1,251)
Net income (loss)	$12,006	$(15,261)	$2,039	$9,937	$(9,922)	$(2,066)

Depreciation and amortization of real estate and in-place lease intangibles	28,038	38,034	3,787	28,454	32,538	4,069
FFO	$40,044	$22,773	$5,826	$38,391	$22,616	$2,003

HCP’s pro rata share of FFO	$14,015	$5,114	$3,269	$13,437	$5,061	$893

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$3,137	$339	$—	$2,853	$586	$—
Amortization of debt premiums, discounts and issuance costs, net	685	758	32	747	758	39
Straight-line rents	(13,221)	(2,172)	(71)	(12,513)	(2,773)	(24)
Lease commissions and tenant and capital improvements	(1,957)	(5,943)	(749)	(2,819)	(7,270)	(677)

(1)    Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the MOB columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures
23

Investment Management Platform

In thousands

Net Operating Income(1)
	Three Months Ended December 31, 2009			Three Months Ended December 31, 2008
	Senior Housing	MOB	Life Science	Senior Housing	MOB	Life Science

Net income (loss)	$3,370	$(3,931)	$983	$2,671	$(3,910)	$(5,403)
Depreciation and amortization	6,946	9,463	546	7,030	9,438	2,361
General and administrative	923	1,024	23	1,254	1,066	5,063
Other income, net	—	(31)	—	—	(17)	—
Interest expense	9,720	6,990	240	9,860	7,001	291

NOI	$20,959	$13,515	$1,792	$20,815	$13,578	$2,312
Straight-line rents	(5,672)	(407)	(8)	(3,129)	(393)	(169)
Amortization of above (below) market lease intangibles, net	728	57	—	713	124	—

Adjusted NOI	$16,015	$13,165	$1,784	$18,399	$13,309	$2,143

HCP’s pro rata share of NOI	$7,336	$3,011	$1,007	$7,285	$3,002	$1,335

HCP’s pro rata share of adjusted NOI	$5,605	$2,916	$1,002	$6,440	$2,925	$1,237

	Year Ended December 31, 2009			Year Ended December 31, 2008
	Senior			Senior
	Housing	MOB	Life Science	Housing	MOB	Life Science

Net income (loss)	$12,006	$(15,261)	$2,039	$9,937	$(9,922)	$(2,066)
Depreciation and amortization	28,038	38,034	3,787	28,454	32,538	4,069
General and administrative	4,682	4,288	139	5,571	4,200	5,114
Other income, net	(1)	(211)	—	(58)	(193)	(12)
Interest expense	38,778	27,734	1,032	39,489	27,927	1,251

NOI	$83,503	$54,584	$6,997	$83,393	$54,550	$8,356
Straight-line rents	(13,221)	(2,172)	(71)	(12,513)	(2,773)	(24)
Amortization of above (below) market lease intangibles, net	3,137	339	—	2,853	586	—

Adjusted NOI	$73,419	$52,751	$6,926	$73,733	$52,363	$8,332

HCP’s pro rata share of NOI	$29,226	$12,133	$3,944	$29,188	$12,104	$4,797

HCP’s pro rata share of adjusted NOI	$25,697	$11,681	$3,904	$25,807	$11,574	$4,819

(1)    Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the MOB columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures
24

Investment Management Platform

As of and for the year ended December 31, 2009, dollars and square feet in thousands

	Property			Average			EBITDAR		EBITDARM
HCP Ventures II(1)	Count	Investment	NOI	Age (Years)	Units	Occupancy%(2)(3)	Amount	CFC	Amount	CFC
Assisted living	2	$11,077	$912	13	111	88.2	$660	0.75 x	$872	0.98 x
Independent living	20	980,358	73,986	20	5,057	91.5	65,571	0.90 x	73,633	1.01 x
CCRCs	3	107,941	8,605	14	448	91.9	6,580	0.78 x	7,734	0.92 x
	25	$1,099,376	$83,503	19	5,616	91.5	$ 72,811	0.89 x	$ 82,239	1.00 x

	Property			Average	Square
HCP Ventures III	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(2)
Medical office:
On-Campus	9	$108,990	$9,356	9	619	100.0
Off-Campus	4	32,694	2,817	8	183	95.3
	13	$141,684	$12,173	9	802	98.9

	Property			Average	Square
HCP Ventures IV	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(2)(4)
Medical office:
On-Campus	23	$229,023	$13,265	20	1,207	78.9
Off-Campus	31	349,053	22,895	18	1,478	85.4
Hospital:
LTACH	1	12,193	836	3	N/A	N/A
Rehab	1	13,965	626	3	N/A	51.1
Specialty	2	55,224	4,789	5	N/A	N/A
	58	$659,458	$42,411	18

	Property			Average	Square
HCP Life Science	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(2)
San Francisco	2	$40,562	$4,127	12	147	100.0
San Diego	2	40,495	2,870	14	131	96.8
	4	$81,057	$6,997	13	278	98.5

Total	100	$ 1,981,575	$145,084

(1)       All facilities are operated by Horizon Bay Senior Communities.

(2)       For MOBs and life science facilities, occupancy are presented as of the end of the period reported. For senior housing, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and are one quarter in arrears from the period reported.

(3)       At December 31, 2009, the average three-month occupancy for senior housing facilities was 90.0%. These occupancy percentages are one quarter in arrears from the period presented.

(4)       Certain operators in the Investment Management Platform hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
25

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges.  The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges.  Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

The following table details the calculation of Adjusted Fixed Charge Coverage:

In thousands
	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Adjusted EBITDA	$247,674	$232,475	$948,820	$983,291
Interest expense:
Continuing operations	72,845	83,903	298,897	348,390
Discontinued operations	—	190	1	923
HCP’s share of interest expense from the Investment Management Platform	5,084	5,165	20,286	20,705
Capitalized interest	6,923	5,011	25,917	27,490
Preferred stock dividends	5,282	5,282	21,130	21,130
Fixed charges	$90,134	$99,551	$366,231	$418,638

Adjusted fixed charge coverage	2.7 x	2.3 x	2.6 x	2.3 x

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months.  The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Revenues.  The most recent monthly base rent, income from direct financing leases and/or interest income annualized for twelve months.  Annualized Revenues do not include tenant recoveries, additional rents and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, interest accretion and deferred revenues).  The Company uses Annualized Revenues for the purpose of determining Relationship Concentrations, Lease Expirations and Debt Investment Maturities.

Assets Held for Sale.  Assets of discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Beds/Units/Square Feet.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units).  MOBs and life science facilities are measured in square feet. Hospitals and skilled nursing facilities are measured in licensed bed count.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the most recent twelve months of available data divided by the Same Period Rent.  Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company.  However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage and other secured debt, and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Market Capitalization.  Consolidated Debt at Book Value plus Consolidated Market Equity.

Consolidated Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Consolidated Secured Debt.  Mortgage and other secured debt secured by real estate excluding debt on assets held for sale as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Debt Service Coverage (“DSC”).  Facility EBITDA(R) or Facility EBITDA(R)M for the most recent twelve months of available data divided by Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related obligations to the Company under loan agreements.  However, its usefulness is limited by the same factors that limit the usefulness of Facility EBITDA(R) or Facility EBITDA(R)M.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs.  For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable.  The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income.  Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed.  For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been substantially completed.

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity.  Adjusted EBITDA is calculated as EBITDA excluding impairments and gains or losses from real estate dispositions. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity.  The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, litigation provision and gains or losses from real estate dispositions.  By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations.  EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income (loss):

In thousands
	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net income (loss)	$35,484	$45,219	$146,151	$470,983
Interest expense:
Continuing operations	72,845	83,903	298,897	348,390
Discontinued operations	—	190	1	923
Income tax (expense) benefit:
Continuing operations	518	(521)	1,924	4,248
Discontinued operations	—	(118)	157	(411)
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	77,472	81,037	319,583	313,404
Discontinued operations	69	447	542	7,832
Equity (income) loss from unconsolidated joint ventures	(1,518)	410	(3,511)	(3,326)
HCP’s share of EBITDA from the Investment Management Platform	10,799	7,666	42,685	40,096
Other joint venture adjustments	484	610	2,225	2,490
EBITDA	$196,153	$218,843	$808,654	$1,184,629

Impairments of real estate and intangible assets, net	54,485	14,026	75,514	27,451
Impairment of unconsolidated joint venture investments	—	400	—	400
Litigation provision	—	—	101,973	—
Gain on sales of real estate	(2,964)	(794)	(37,321)	(229,189)
Adjusted EBITDA	$247,674	$232,475	$948,820	$983,291

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

Facility EBITDA(R) (“EBITDA(R)”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing twelve months and one quarter in arrears from the date presented. The Company uses Facility EBITDA(R) in determining Cash Flow Coverage and Debt Service Coverage.  Facility EBITDA(R) has limitations as an analytical tool.  Facility EBITDA(R) does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments.  In addition, Facility EBITDA(R) does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators.  However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management.  The Company utilizes Facility EBITDA(R) as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  Facility EBITDA(R) includes the greater of (i) contractual management fees or (ii) an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities and senior housing facilities which the Company believes represents typical management fees in their respective industries.  All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Facility EBITDA(R)M (“EBITDA(R)M”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing twelve months and one quarter in arrears from the date presented.  The Company uses Facility EBITDA(R)M in determining Cash Flow Coverage and Debt Service Coverage.  Facility EBITDA(R)M has limitations as an analytical tool.  Facility EBITDA(R)M does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments.  In addition, Facility EBITDA(R)M does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators.  However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management.  The Company utilizes Facility EBITDA(R)M as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.  The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable GAAP measure to Financial Leverage.  The Company’s computation of its Financial Leverage may not be identical to the computations of financial leverage reported by other companies.  The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures.

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends.  The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage.  However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies.  While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures II.  An unconsolidated joint venture formed on January 5, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 35% interest.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures II, (iii) HCP Ventures III and (iv) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP.  The Company defines NOI as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses.  NOI excludes interest income, investment management fee income, depreciation and amortization, general and administrative expenses, litigation provision, impairments, other income, net, interest expense, income tax expense (benefit), equity income from unconsolidated joint ventures and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred as “adjusted NOI” or “cash basis NOI.”  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The Company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income (loss):

In thousands	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net income (loss)	$35,484	$45,219	$146,151	$470,983
Interest income	(36,354)	(32,515)	(124,146)	(130,869)
Investment management fee income	(1,179)	(1,475)	(5,312)	(5,923)
Depreciation and amortization	77,472	81,037	319,583	313,404
General and administrative	16,853	17,835	78,476	73,698
Litigation provision	—	—	101,973	—
Impairments	54,485	12,993	75,389	18,276
Other income, net	(2,704)	4,142	(7,940)	(25,846)
Interest expense	72,845	83,903	298,897	348,390
Income tax (expense) benefit	518	(521)	1,924	4,248
Equity income from unconsolidated joint ventures	(1,518)	410	(3,511)	(3,326)
Total discontinued operations, net of taxes	(3,098)	657	(39,810)	(239,760)
NOI	$212,804	$211,685	$841,674	$823,275

Straight-line rents	(7,937)	(10,818)	(46,688)	(39,463)
Interest accretion — DFLs	(2,074)	(2,204)	(8,057)	(8,554)
Amortization of above and below market lease intangibles, net	(2,123)	(2,420)	(14,780)	(8,440)
Lease termination fees	(3,079)	(60)	(4,905)	(18,150)
NOI adjustments related to discontinued operations	(7)	(7)	519	322
Adjusted NOI	$197,584	$196,176	$767,763	$748,990

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

Occupancy.  For MOBs and life science facilities, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For hospitals, skilled nursing facilities and senior housing facilities, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and one quarter in arrears from the date reported. The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities and senior housing facilities, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful.  All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the same property portfolio, occupancy for hospitals, skilled nursing facilities and senior housing facilities are presented based on the average operating occupancy for trailing three-month period one quarter in arrears from the date reported.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs and debt investments, and excludes properties under development, including redevelopment, and land held for future development.

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease, or multiple master leases, a pooling agreement, or multiple pooling agreements, or cross-guaranties. Sunrise Senior Living percentage pooled consists of 75 assets under 11 separate pools.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental Revenues.  Represents rental and related revenues, tenant recoveries and income from direct financing leases.

Retention Rate.  The Company defines retention rate as the ratio of total square feet expiring and available for lease to total renewed square feet, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

Same Period Rent.  The base rent plus additional rent due to the Company over the most recent trailing twelve-month period as of period end.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  An important component of the Company’s evaluation of the operating performance of its properties.  The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year.  Newly acquired assets, developments and redevelopments in process and assets classified in discontinued operations are excluded from the same property portfolio.  Same property statistics allow management to evaluate the NOI of the Company’s real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Senior Housing.  ALFs, ILFs and CCRCs.  For reporting purposes, the Company’s senior housing portfolio also includes a school formerly operated as an assisted living facility and six health and wellness centers.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilization.  Assets are considered stabilized at the earlier of achieving 90% occupancy or one year from the completion of development or redevelopment activities.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets:

In thousands
	December 31, 2009	December 31, 2008
Consolidated total assets	$12,209,735	$11,849,826
Investments in and advances to unconsolidated joint ventures	(267,978)	(272,929)
Accumulated depreciation and amortization	1,263,536	992,549
Accumulated depreciation and amortization from assets held for sale	—	26,134
Consolidated gross assets	$13,205,293	$12,595,580
HCP’s share of unconsolidated total assets(1)	545,539	561,397
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	57,889	46,629
Total gross assets	$13,808,721	$13,203,606

Total Market Capitalization.  Total Debt plus Consolidated Market Equity.

Total Secured Debt.  Consolidated secured debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by total investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, twelve months forward, as adjusted, as of the closing date divided by total acquisition cost.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

(1)       Reflects the Company’s pro rata share of amounts from the Investment Management Platform.

30